Exhibit 3.1

Ministry of Finance BC Registry Services	Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard St. Victoria BC 250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT
RON TOWNSHEND September 24, 2010

This Notice of Articles was issued by the Registrar on: September 24, 2010  05:42 PM Pacific Time

Incorporation Number:            C0831300

Recognition Date and Time:  Continued into British Columbia on July 29, 2008 10:28 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

THOMPSON CREEK METALS COMPANY INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
1900 - 355 BURRARD STREET	1900 - 355 BURRARD STREET
VANCOUVER BC V6C 2G8	VANCOUVER BC V6C 2G8
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
1900 - 355 BURRARD STREET	1900 - 355 BURRARD STREET
VANCOUVER BC V6C 2G8	VANCOUVER BC V6C 2G8
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name: HADDON, TIMOTHY J.

Mailing Address: 312 HIGH STREET DENVER CO 80218 UNITED STATES	Delivery Address: 312 HIGH STREET DENVER CO 80218 UNITED STATES

Last Name, First Name, Middle Name: O’NEIL, THOMAS J.

Mailing Address:	Delivery Address:
1757 TANGLE PEAK TRAIL PRESCOTT AZ 86303 UNITED STATES	1757 TANGLE PEAK TRAIL PRESCOTT AZ 86303 UNITED STATES

Last Name, First Name, Middle Name: GEYER, JAMES P.

Mailing Address:	Delivery Address:
926 W. SPRAGUE AVENUE	926 W. SPRAGUE AVENUE
SUITE 200	SUITE 200
SPOKANE WA 99201	SPOKANE WA 99201
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name: FREER, JAMES L.

Mailing Address:	Delivery Address:
1234 - 108TH AVENUE, NE BELLEVUE WA 98004 UNITED STATES	1234 - 108TH AVENUE, NE BELLEVUE WA 98004 UNITED STATES

Last Name, First Name, Middle Name: ARSENAULT, DENIS C.

Mailing Address:	Delivery Address:
210 RUE DE LA RIVE RACINE QC J0E 1Y0 CANADA	210 RUE DE LA RIVE RACINE QC J0E 1Y0 CANADA

Last Name, First Name, Middle Name: BANDUCCI, CAROL T.

Mailing Address:	Delivery Address:
401 BAY STREET, SUITE 3200 TORONTO ON M5H 2V4	401 BAY STREET, SUITE 3200 TORONTO ON M5H 2V4
CANADA	CANADA

Last Name, First Name, Middle Name: LOUGHREY, KEVIN

Mailing Address:	Delivery Address:
26 WEST DRY CREEK CIRCLE, #810	26 WEST DRY CREEK CIRCLE, #810
LITTLETON CO 80120	LITTLETON CO 80120
UNITED STATES	UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value

With Special Rights or Restrictions attached

2.	No Maximum	FIRST PREFERRED Shares	Without Par Value

With Special Rights or Restrictions attached